Exhibit 99.1

November 20, 2022

Board of Directors

Capstone Companies, Inc.

431 Fairway Drive, Suite 200

Deerfield Beach, Florida 33441

Sirs:

Due to personal health reasons, I unfortunately must resign from all director and officer positions that I hold with Capstone Companies, Inc. and its subsidiaries, effective as of November 30, 2022.

I have no disagreement with the Company or its subsidiaries on any matter relating to their operations, policies or practices.

I wish the company and you the best in the future.

Sincerely,

/s/ James McClinton

James McClinton